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                                                                      EXHIBIT 21
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                        SUBSIDIARIES OF THE REGISTRANT
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                             (Direct and Indirect)

                      Name of Subsidiary                          Jurisdiction of Incorporation
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

U.S. Foodservice, Inc.                                            Delaware

  JP Foodservice Distributors, Inc.                               Delaware
      JPFD Funding Company                                        Delaware
      Illinois Fruit & Produce Corp.                              Illinois
      Westlund Provisions, Inc.                                   Minnesota
      Squeri Cash & Carry, Inc.                                   Ohio
      Squeri Food Service, Inc.                                   Ohio
      E&H Distributing Co.                                        Nevada
         Nevada Baking Company, Inc.                              Nevada
         Harrison's Prime Meats & Provisions, Inc.                Nevada
         Outwest Meat Company                                     Nevada
      Sorrento Food Service, Inc.                                 New York

  RS Funding, Inc.                                                Nevada

  Targeted Specialty Services, Inc.                               Delaware

  BRB Holdings, Inc.                                              Delaware
      White Swan, Inc.                                            Delaware
         U.S. Systems Distribution, Inc.                          Texas
      Biggers Brothers, Inc.                                      Delaware
         King's Foodservice, Inc.                                 Kentucky
         U.S. Foodservice of Atlanta, Inc.                        Delaware
      Roanoke Restaurant Service, Inc.                            Virginia
      F.H. Bevevino & Company, Inc.                               Pennsylvania

  John Sexton & Co.                                               Delaware
      U.S. Foodservice of Illinois, Inc.                          Delaware
      Duke Associates (Partnership) (1)
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(1)  97% owned by John Sexton & Co.; 3% owned by U.S. Foodservice, Inc.